                                                    Wachovia Asset Securitization, Inc.
                                                  Asset-Backed Notes, Series 2003-HE1
                                                          Statement to Securityholder                                                          Distribution Date: 01/25/05

                                                  Original       Beginning                                            Unpaid                             Ending
                                   Certificate   Certificate     Certificate                                          Principal      Total            Certificate
     Class             C u s i p      Rate         Balance        Balance                Interest      Principal      Amount     Distribution           Balance

       A-1           92975QAA8     2.707500%   1,000,000,000.00 640,213,215.82        1,396,331.70   11,344,570.71      0.00    12,740,902.41      628,868,645.11

Factors per Thousand                                              640.21321582           1.39633170     11.34457071                12.74090241         628.86864511

       A-2           92975QAB6     2.480000%   100,000,000.00   64,021,321.58           127,900.37    1,134,457.07      0.00     1,262,357.44       62,886,864.51

Factors per Thousand                                              640.21321580           1.27900370     11.34457070                12.62357440         628.86864510

Certificate             n/a        0.000000%         0.00       14,115,548.98           833,153.54         0.00         0.00     833,153.54         14,228,539.37

    Totals                                     1,100,000,000.00 704,234,537.40        2,357,385.61   12,479,027.78      0.00    14,836,413.39      691,755,509.62

                                                                              - Page 1 -
Purchase at www.SoftInterface.COM
                                                                                                     Bond Interest Information

                                                          Type of                       Accrual                              Moody's            S&P              Fitch
     Class                   Cusip                     Certificate                       Period           LIBOR/Auction   Original Rating* Original Rating* Original Rating*

       A-1              92975QAA8                   Senior/Variable                      29/360               2.41750%          Aaa             AAA               n/a

       A-2               92975QAB6                   Senior/Auction                      29/360               2.48000%          Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                           - Page 2 -
Purchase@SoftInterface.com
                                 Bond Interest Information

           Current          Current                   Current      Outstanding           Cumulative
Class    Interest Due   Interest Shortfall       Shortfall Paid  Shortfall to be Paid  Interest Shortfall

A-1      1,396,331.70         0.00                     0.00             0.00                 0.00

A-2       127,900.37          0.00                     0.00             0.00                 0.00

                                            - Page 3 -
Purchase to remove nag lines
                         Collection Activity

Interest

Interest Collected                               2,875,149.17

(Additional Balance Interest)                        0.00

(Relief Act Shortfalls)                              0.00

Total Interest Collected                         2,875,149.17

Principal
Principal Collected                             31,351,997.85

Net Liquidation Proceeds                             0.00

Substitute Adjustment Amount                         0.00

Other Principal Collected                            0.00

(Additional Balance Increase)                        0.00

(Draw Amounts)                                  (19,003,391.77)

Total Principal Collected                       12,348,606.08

Additional Funds

Interest Earnings from the Funding Account           0.00
Draws from the Policy                                0.00
Yield Maintenance Payment                            0.00

Total Additional Funds Collected                     0.00

Total Available Collections                    15,223,755.25

                                - Page 4 -
Purchase at www.SoftInterface.COM
                   Collateral Information

Periodic Information
Beginning Collateral Balance               718,350,086.38
Ending Collateral Balance                  705,984,048.99
Current Liquidation Loss Amounts             17,861.53
Cumulative Liquidation Loss Amounts         1,297,655.63
Gross WAC                                      4.800%
Net WAC                                        4.944%
WAM                                             197
AGE                                              36
Gross CPR                                     41.463%
Net CPR                                       18.786%
Draw Rate                                     27.510%

Original Information
Collateral Balance                        1,100,011,119.68
Number of Loans                                22,971
Gross WAC                                      4.407%
WAM                                             233

Overcollateralization Information
Overcollateralization Target Amount        14,228,539.37
Beginning Overcollateralization Amount     14,115,548.98
Ending Overcollateralization Amount        14,228,539.37
Overcollateralization Increase               112,990.39
Overcollateralization Decrease                  0.00

                             - Page 5 -
Purchase@SoftInterface.com
              Additional Account Activity

                    Funding Account

Beginning Balance                        0.00

Interest Earnings                        0.00

Deposits                                 0.00

Withdrawals                              0.00

Ending Balance                           0.00

Purchase to remove nag lines
                      Delinquency Information

Delinquent:                  #                   $          %

              30-59 Days     26            1,485,675.31   0.210%
              60-89 Days     6             271,120.53     0.038%
             90-119 Days     3             173,118.45     0.025%
             120-149 Days    3             484,370.71     0.069%
             150-179 Days    1              36,010.78     0.005%
              180+ Days      8             478,539.37     0.068%

                Total        47           2,928,835.15    0.415%

Foreclosure:                 #                   $          %

                             16            1,249,082.71   0.177%

REO:                         #                   $          %

                             0                 0.00       0.000%

                              - Page 7 -
Purchase at www.SoftInterface.COM
                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      299,312.54           3 Largest Mortgage Loan Balances                       7,514,052.23
Enhancer Premium                   88,029.32            Additional Balances created during the first
Indenture Trustee Expenses           0.00                Rapid Amortization Period                                     0.00
Broker Dealer Expenses               0.00               Additional Balance Increase Amount payable
Auction Agent Expenses               0.00                to Certificateholders                                         0.00
                                                        Additional Balance Increase Amount payable
Total Fees                         387,341.85            from Principal Collections                                    0.00
                                                        Condition 1 in effect?                                           No
                                                        Condition 2 in effect?                                           No
                Amortization Period                     Condition 3 in effect?                                           No
                                                        Cumulative Subsequent Mortgage Loans                           0.00
Revolving (Yes / No)                   No               Deficiency Amount                                              0.00
Managed Amortization (Yes / No)       Yes               Draws from Policy not yet Reimbursed                           0.00
Rapid Amortization (Yes / No)          No               Liquidation Loss Amount %                                     0.1%
                                                        Net Excess Spread % - Current                               2.257%
                                                        Net Excess Spread % - 2 mth avg                             2.074%
                                                        Net Excess Spread % - 3 mth avg                             2.099%
                                                        Percentage Interest Class A-1                                90.9%
                                                        Percentage Interest Class A-2                                 9.1%
                                                        Stepdown Date Active (Yes / No)                                  No
                                                        Stepdown Delinquency Test Met? (Yes / No)                       Yes

                                                         - Page 8 -
Purchase@SoftInterface.com